Execution Version

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of December 10, 2021 by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street” or the “Transfer Agent”), and each trust listed on Schedule A attached hereto (each such trust being referred to as a/the “Trust”), which Schedule A may be updated from time to time in writing by the parties hereto.

WHEREAS, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust may offer Shares in one or more series, each as named in the attached Schedule A, which may be amended by the parties from time to time (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 12 of this Agreement, being herein referred to as a “Portfolio,” and collectively as the “Portfolios” (for any Trust without Portfolios, references in this Agreement to one or more “Portfolio(s)” of such Trust shall be deemed to refer to such Trust);

WHEREAS, each Portfolio will issue and redeem Shares only in aggregations of Shares known as “Creation Units” as described in the currently effective prospectus and statement of additional information of the Trust (collectively, the “Prospectus”);

WHEREAS, only those entities (“Authorized Participants”) that have entered into an Authorized Participant Agreement with the distributor of the Trust, currently American Funds Distributors, Inc. (the “Distributor”), are eligible to place orders for Creation Units with the Distributor;

WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”) or its nominee will be the record or registered owner of all outstanding Shares;

WHEREAS, the Trust desires to appoint Transfer Agent to act as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and Transfer Agent is willing to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto intending to be legally bound hereby agree as follows:

1.	TERMS OF APPOINTMENT

1.1	Subject to the terms and conditions set forth in this Agreement, the Trust on behalf of the Portfolios hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Creation Units and dividend disbursing agent of the Trust and each Portfolio.

1.2	Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Trust on behalf of each Portfolio, as applicable, and the Transfer Agent, the Transfer Agent shall:

(i)	establish each Authorized Participant’s account in the applicable Portfolio on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Authorized Participant;
(ii)	receive and process orders for the purchase of Creation Units from the Distributor or the Trust, subject to a subsequent determination of acceptance by the Distributor or the Trust, and promptly deliver payment and appropriate documentation thereof to the custodian of the applicable Portfolio as identified by the Trust (the “Custodian”);
(iii)	generate or cause to be generated and transmitted confirmation of receipt of such purchase orders and redemption requests to the Authorized Participants and, if applicable, transmit appropriate trade instruction to the National Securities Clearance Corporation (“NSCC”);
(iv)	receive and process redemption requests and redemption directions from the Distributor or the Trust and deliver the appropriate documentation thereof to the Custodian;
(v)	with respect to items (i) through (iv) above, the Transfer Agent may execute transactions directly with Authorized Participants;
(vi)	at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies, if any, to the redeeming Authorized Participant as instructed by the Distributor or the Trust ;
(vii)	prepare and transmit by means of DTC’s book-entry system payments for any dividends and distributions declared by the Trust on behalf of the applicable Portfolio;
(viii)	record the issuance of Shares of the applicable Portfolio and maintain a record of the total number of Shares of each Portfolio which are issued and outstanding; and provide the Trust on a regular basis with the total number of Shares of each Portfolio which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust and each Portfolio; and, excluding DTC or its nominee as the record or registered owner, the Transfer Agent shall have no obligations or responsibilities to account for, keep records of, or otherwise related to, the beneficial owners of the Shares;

(ix)	maintain and manage, as agent for the Trust and each Portfolio, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Creation Unit purchases and redemptions and the payment of a Portfolio’s dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent in accordance with applicable law;
(x)	process any request from an Authorized Participant to change its account registration; and
(xi)	except as otherwise instructed by the Trust, the Transfer Agent shall process all transactions in each Portfolio in accordance with the procedures mutually agreed upon by the Trust and the Transfer Agent with respect to the proper net asset value to be applied to purchase orders received in good order by the Transfer Agent or by the Trust or any other person or firm on behalf of such Portfolio or from an Authorized Participant before cut-offs established by the Trust. The Transfer Agent shall report to the Trust any known exceptions to the foregoing.
1.3	Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:
(i)	The Transfer Agent shall perform such other services for the Trust, on behalf of a Portfolio, that are mutually agreed to by the parties from time to time in writing, for which the Trust, on behalf of a Portfolio will pay such fees as may be mutually agreed upon in writing. The provision of such services shall be subject to the terms and conditions of this Agreement.
(ii)	DTC and NSCC. The Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts, and the purchase and redemption of Creation Units in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTC or NSCC on behalf of Authorized Participants; and (b) issue instructions to a Portfolio’s banks for the settlement of transactions between the Portfolio and DTC or NSCC (acting on behalf of the applicable Authorized Participant).
(iii)	Perform certain customary services of a transfer agent and dividend disbursing agent, including, but not limited to maintaining on behalf of the Portfolios such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement.
1.4	Authorized Persons. The Trust, on behalf of each Portfolio, hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, including the Distributor, as provided or agreed to by the Trust and as may be amended from time to time in writing, in receiving instructions to issue or redeem Creation Units. The Trust, on behalf of each Portfolio, agrees and covenants for itself and each such authorized person that any order or sale of or transaction in Creation Units received by it after the order cut-off time as set forth in the Prospectus or such earlier time as designated by such Portfolio (the “Order Cut-Off Time”), shall be effectuated at the net asset value determined on the next business day or as otherwise required pursuant to the applicable Portfolio’s then-effective Prospectus, and the Trust or such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.

1.5	Anti-Money Laundering and Client Screening. With respect to the Trust’s or any Portfolio’s offering and sale of Creation Units at any time, and for all subsequent transfers of such interests, the Trust or its delegate shall, to the extent applicable, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential Authorized Participants as related to Shares and Creation Units and shall obtain and retain due diligence records for each Authorized Participant; (ii) use reasonable efforts to ensure that each Authorized Participant’s funds used to purchase Creation Units or Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such Authorized Participants have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the Authorized Participants is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Trust shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.
1.6	State Transaction (“Blue Sky”) Reporting. If applicable, the Trust shall be solely responsible for its “blue sky” compliance and state registration requirements.
1.7	Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, a Portfolio, any Creation Units, any Shares, a beneficial owner thereof, an Authorized Participant or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Transfer Agent of the obligations imposed on the Trust, a Portfolio, the Creation Units, the Shares, or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.
1.8	The Transfer Agent shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

2.                  FEES AND EXPENSES

2.1	Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Transfer Agent shall be entitled to receive the fees and expenses set forth in a written fee schedule mutually agreed upon by the parties.

3.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

The Transfer Agent represents and warrants to the Trust that:

3.1	It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts.
3.2	It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it will remain so registered for the duration of this Agreement, and it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent.
3.3	It is duly qualified to carry on its business in the Commonwealth of Massachusetts.
3.4	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.
3.5	All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.
3.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
3.7	It is in compliance with all material federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties, obligations and services under this Agreement.
3.8	The various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause, the Trust’s records and other data and the Transfer Agent’s records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder.
3.9	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Transfer Agent or any law or regulation applicable to it.
3.10	No legal or administrative proceedings have been instituted or threatened which would materially impair the Transfer Agent’s ability to perform its duties and obligations under this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE TRUST ON BEHALF OF THE PORTFOLIOS

Each Trust on behalf of its Portfolios represents and warrants to the Transfer Agent that:

4.1	The Trust is duly organized, existing and in good standing under the laws of the state of its formation.
4.2	The Trust is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.
4.3	All requisite proceedings have been taken to authorize the Trust to enter into, perform and receive services pursuant to this Agreement.
4.4	The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.
4.5	A registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.
4.6	Where information provided by the Trust or its Authorized Participants includes personal information (meaning any information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, but does not include business contact information of the Trust’s employees, information that is lawfully made available from federal, state, or local government records or that is deidentified or aggregate consumer information) (“Personal Information”), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Trust acknowledges that the Transfer Agent may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that information relating to the Trust, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts.
4.7	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.
4.8	No legal or administrative proceedings have been instituted or threatened which would materially impair the Trust’s ability to perform its duties and obligations under this Agreement.

5.	DATA ACCESS AND PROPRIETARY INFORMATION
5.1	The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Trust-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed Authorized Participant information or the Confidential Information (as defined in Section 10.1 below) of the Trust. The Trust, on behalf of itself and the Portfolios, agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its officers and trustees and their agents, to:
(i)	use such programs and databases solely on the Trust’s, or such agents’ computers, or solely from equipment at the location(s) agreed to in writing between the Trust and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation provided to the Trust;
(ii)	refrain from copying or duplicating in any way the Proprietary Information;
(iii)	refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;
(iv)	allow the Trust or such agents to have access only to those authorized transactions agreed upon by the Trust and the Transfer Agent; and
(v)	honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.
5.2	Proprietary Information shall not include all or any portion of any of the foregoing items that are or become publicly available without breach of this Agreement; that are released for general disclosure by a written release by the Transfer Agent; or that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement. Proprietary Information may be disclosed to the Trust’s officers, trustees, employees, contractors and auditors on a strictly need-to-know basis and as required by law.
5.3	If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall promptly endeavor to correct such failure at no additional charge to the Trust. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FOR AVOIDANCE OF DOUBT, NOTHING IN THIS SUB-SECTION 5.3 SHALL EXCUSE TRANSFER AGENT FOR ANY FAILURE TO PERFORM THE SERVICES IN ACCORDANCE WITH THE STANDARD OF CARE SET FORTH IN SECTION 7 AND THE TERMS OF THIS AGREEMENT.

5.4	If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to effect the transfer or movement of cash or Creation Units or transmit Authorized Participant information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.
5.5	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.
5.6	The Trust may disclose Proprietary Information in the event that it is required to be disclosed: (i) by law or in a judicial or administrative proceeding; or (ii) by an appropriate regulatory authority having jurisdiction over the Trust; provided that all reasonable legal remedies for maintaining such information in confidence have been exhausted, including, but not limited to, giving the Transfer Agent as much advance notice of the possibility of such disclosure as practical so the Transfer Agent may attempt to prevent such disclosure or obtain a protective order concerning such disclosure.
5.7	Notwithstanding Section 5.1, the Trust is granted a non-exclusive, non-transferable and perpetual right to use reports generated in connection with the Trust’s receipt of transfer agency services hereunder; provided, however, that (i) such use is limited to the Trust’s internal business purposes and (ii) such reports may not be re-distributed by the Trust except in the ordinary course of its business to Authorized Participants and internal organizations for informational purposes

6.	RESERVED
7.	STANDARD OF CARE / LIMITATION OF LIABILITY
7.1	The Transfer Agent shall at all times act in good faith without negligence and agrees to exercise the reasonable level of skill, care and diligence of a professional provider to exchange-traded funds of transfer agency services in its performance of all services performed under this Agreement. The Transfer Agent shall have no liability for any error of judgment or mistake of law or for any loss or damage, including encoding and payment processing errors, resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence, bad faith, fraud or willful misconduct of the Transfer Agent, its officers or employees. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.
7.2	In any event, the Transfer Agent’s cumulative liability for each calendar year (a “Liability Period”) with respect to the services provided pursuant to this Agreement regardless of the form of action or legal theory shall be limited to the Transfer Agent’s total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust or the Portfolios including, but not limited to, any liability relating to qualification of the Trust or a Portfolio as a regulated investment company or any liability relating to the Trust’s or a Portfolio’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period; provided that such limitation on liability shall not apply to the Transfer Agent’s gross negligence or intentional misconduct. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Transfer Agent’s liability for that period has occurred. “Gross negligence” shall mean conduct that rises to the level of reckless disregard of an obligation owed under this Agreement or reckless disregard in the discharge of such obligation. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Transfer Agent for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2021 shall be the date of this Agreement through December 31, 2021, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2022 and terminating on December 31, 2022 shall be the date of this Agreement through December 31, 2021, calculated on an annualized basis. Except for actions of a party that constitute gross negligence or intentional misconduct, in no event shall either party be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.
8.	INDEMNIFICATION
8.1	The Transfer Agent shall not be responsible for, and the Trust on behalf of a Portfolio, shall indemnify and hold the Transfer Agent harmless from and against,

any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

(i)	all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions by Transfer Agent are taken in good faith and using reasonable care, skill and diligence that is consistent with the standard of care set forth in Section 7 of this Agreement;
(ii)	the Trust’s breach of any representation, warranty or covenant of the Trust hereunder;
(iii)	the Trust’s gross negligence or willful misconduct;
(iv)	reasonable reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, electronic data entry, electronic instructions or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Trust or its officers or the Trust’s agents or subcontractors or their officers or employees; (c) any instructions or opinions of legal counsel to the Trust or any Portfolio with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons, provided that in all cases the Transfer Agent has satisfied the standard of care set forth in Section 7 of this Agreement;
(v)	the offer or sale of Creation Units in violation of any requirement under federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units;
(vi)	the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent; and
(vii)	any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.

8.2	At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with its own legal counsel at its own expense with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel provided the Transfer Agent’s actions meet the standard of care set forth in Paragraph 7. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting in good faith upon any paper or document furnished by or on behalf of the Trust or the applicable Portfolio, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Trust and the Portfolios, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.
9.	ADDITIONAL COVENANTS OF THE TRUST AND THE TRANSFER AGENT
9.1	Delivery of Documents. The Trust shall promptly furnish to the Transfer Agent the following:
(i)	A copy of the resolution of the Board of Trustees of the Trust certified by the Trust’s Secretary authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.
(ii)	A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.
9.2	Certificates, Checks, Facsimile Signature Devices. The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of any stock certificates, check forms and facsimile signature imprinting devices; and for the preparation or use, and for keeping account of, such certificates, forms and devices.
9.3	Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner and for such periods as it may deem advisable and as may be required by the laws and regulations applicable to it with respect to its services as transfer agent as contemplated hereunder, such as those required under the 1940 Act and including, but not limited to, those under Section 31 thereof and Rule 6c-11 thereunder. To the extent required by the 1940 Act and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the

Transfer Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request at no cost to the Trust. Records may be surrendered in either written or machine-readable form, at the option of the Transfer Agent. Subject to restrictions under applicable law, the Transfer Agent shall also obtain an undertaking to permit the Trust's independent public accountants reasonable access to the electronic records of any agent of the Transfer Agent which has physical possession of any electronic records related to the Transfer Agent’s services provided hereunder and as may be required in connection with the examination of the Trust's books and records. In the event that the Transfer Agent is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Transfer Agent’s personnel as witnesses or deponents, the Trust agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses as mutually agreed upon by the parties, as well as the reasonable fees and expenses of the Transfer Agent’s counsel incurred in such production. The Transfer Agent will cooperate with the Trust’s independent accountants and take all reasonable actions in the performance of its obligations under this Agreement to provide such information as may be reasonable requested by the Trust from time to time, to such accountants for the expression of their opinion.

9.4	The Transfer Agent agrees that it will store all records in a manner that ensures their accuracy and accessibility for as long as they are needed for the Transfer Agent to meet its recordkeeping obligations under this Agreement and consistent with the 1940 Act. The Transfer Agent shall have documented policies, standards and guidelines for converting or migrating data from one record system to another. The Transfer Agent agrees that systems for electronic records must be designed so that records will remain accessible and accurate through any kind of system changes, for the entire period of the Transfer Agent’s recordkeeping obligations under this Agreement and consistent with the 1940 Act. Where such processes do occur, evidence of these processes shall be retained, along with details of any variation in records design and format. This provision 9.4 shall survive the termination of this Agreement.
10.	CONFIDENTIALITY AND USE OF DATA
10.1	All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential (“Confidential Information”). Confidential Information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like, and, in the case of the Trust, any Personal Information. Subject to Section 10.2 below, all Confidential Information provided under this

Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10.2 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. In addition, the Receiving Party will exercise at least the degree of care that the Receiving Party exercises with respect to maintaining the confidentiality of its own proprietary or Confidential Information that it desires not to be disclosed to a third party but in no event less than a commercially reasonable degree of care. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Transfer Agent or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. As it relates to (c) in the foregoing, unless otherwise prohibited by law the Receiving Party shall promptly notify the Disclosing Party of the demand to disclose such information.
The Receiving Party shall promptly notify the Disclosing Party in writing of any breach or suspected breach of this Section 10.1 of which the Receiving Party becomes aware.

10.2	(i) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 10.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust or the Portfolios and share such information with its Affiliates, agents and service providers who have a need to know such information in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(ii)       Except as expressly contemplated by this Agreement, nothing in this Section 10.2 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this section 10.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

10.3	The Transfer Agent affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.
10.4	As required by law, the Receiving Party agrees to delete from its records any Personal Information disclosed to it by the Disclosing Party, and to ensure the deletion of such information from the records of any employee, agent, affiliate, or contractor of the Receiving Party.

11.	Effective period and termination

This Agreement shall remain in full force and effect until terminated by either party by giving one hundred twenty (120) days’ written notice to the other. Either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 30 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. This Agreement shall automatically terminate upon the termination, with respect to the Trust, of the Global Custody Agreement dated as of December 14, 2006 between the parties hereto, as amended from time to time. Upon termination of this Agreement, the Trust on behalf of a Portfolio, shall pay the Transfer Agent its compensation due up to the effective date of termination.

Upon notice of termination of this Agreement for any reason, Transfer Agent and the Trust agree to provide their reasonable cooperation to effect an orderly transition of Transfer Agency's duties and responsibilities hereunder to a new service provider selected by the Trust or to the Trust as soon as reasonably practicable. Such cooperation shall include the development and implementation by the parties of a mutually-agreed conversion plan for the orderly migration of the services herein. For the purpose of successful migration of such services, the parties may agree to have this Agreement remain in effect for an additional period after the termination date (the "Extension Period"). During the Extension Period, Transfer Agent shall perform such services as the parties in good faith agree are reasonably necessary to facilitate the orderly transition of the services herein to the successor service provider or to the Trust. Any such services shall be provided by Transfer Agency under the terms and conditions, and subject to payment of the fees and charges to be mutually agreed upon by the parties, applicable to the performance of the services under this Agreement on the date of notice of termination.

Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Portfolio.

12.	Additional portfolios

In the event that the Trust establishes one or more series of Shares in addition to the Portfolios listed on the attached Schedule A, with respect to which the Trust desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

13.	assignment
13.1	Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.
13.2	Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust and the Portfolios, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust and the Portfolios. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.
13.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust. Other than as provided in Section 14, neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.
14.	DELEGATION

The Transfer Agent shall retain the right to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated (each, a “Delegate” and collectively, the “Delegates”), to provide or assist it in the provision of any part of the services stated herein, without the consent or approval of the Trust. The Transfer Agent shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Transfer Agent had provided such services and committed such acts and omissions itself. Unless otherwise agreed, the Transfer Agent shall be responsible for the compensation of its Delegates.

The Transfer Agent will provide the Trust with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Transfer Agent that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time. Nothing in this Section 14 shall limit or restrict the Transfer Agent’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

15.              miscellaneous

15.1	Amendment. This Agreement may be amended by a written agreement executed by both parties.
15.2	New York Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without giving effect to any conflicts of law rules thereof.
15.3	Force Majeure. Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption (provided that with respect to the Transfer Agent that it has complied with its obligations under Section 15.17 of this Agreement).
15.4	Data Protection. The Transfer Agent will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the Confidential Information of the Trust that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.
15.5	Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement for any reason.
15.6	Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.
15.7	Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.
15.8	Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.
15.9	Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

15.10	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
15.11	Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
15.12	Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile or email transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

(a)       If to Transfer Agent, to:

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

With a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Institutional Services Americas

One Lincoln Street

Boston, MA  02111

Attention:  Senior Vice President and Senior Managing Counsel

(b)       If to the Trust, to:

Capital Research and Management Company

333 South Hope Street

Los Angeles, CA 90071

Attn: Greg Niland

Telephone: (757) 670-4656

Email: Greg_Niland@capgroup.com

15.13	Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
15.14	No Publicity. Neither party shall use the other party’s name, trademarks, service marks, logos, trade names and/or branding for marketing or publicity purposes, without such other party’s written consent.
15.15	Limitation of Liability of the Trustees. A copy of the Certificate of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that the Trust’s Agreement and Declaration of Trust is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of the Agreement and Declaration of Trust is not binding upon any of the Trustees individually but is binding only upon the assets and property of the applicable Portfolio.
15.16	Several Obligations of each Trust and Portfolio by Portfolio Basis. With respect to any obligations of a TRUST arising OUT OF THIS AGREEMENT, The transfer Agent shall look for payment or satisfaction of any such obligation solely to THE ASSETS AND PROPERTY OF THE trust TO WHICH SUCH obligation relates as though that TRUST had separately contracted with the transfer Agent by separate written agreement. The rights and benefits to which a given trust is entitled hereunder shall be solely those of such trust and no other TRUST hereunder shall receive such benefits. In addition, this Agreement is executed by a Trust with respect to each of its Portfolios and the obligations hereunder of a Trust or any Portfolio of a Trust are not binding upon any of the trustees, directors, officers or shareholders of a Trust or a Portfolio individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Portfolio, under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Portfolio and shall be payable solely from the available assets of such particular Portfolio and shall not be binding upon or affect any assets of any other Portfolio.

15.17	Business Continuity. The Transfer Agent shall at all times maintain a business contingency plan and a disaster recovery plan and shall take commercially reasonable measures to maintain and periodically test such plans. Such plans shall be consistent in all material respects with applicable prevailing industry practices and standards and designed to permit the Transfer Agent to resume the provision of the services under this Agreement as soon as reasonably practicable following any event which prevents the Transfer Agent from providing such services. The Transfer Agent shall promptly implement such plans following the occurrence of an event that results in an interruption or suspension of the Transfer Agent’s provision of services pursuant to this Agreement. The Transfer Agent shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Transfer Agent’s control. The Transfer Agent shall make reasonable provision for periodic back-up of the computer files and data with respect to the Trust and its Portfolios and emergency use of electronic data processing equipment as necessary to provide services under this Agreement. Upon reasonable request, the Transfer Agent shall discuss with the Trust its business contingency and disaster recovery plans and/or provide a high-level presentation summarizing such plans.
15.18	Compliance Program. The Transfer Agent shall use commercially reasonable efforts to provide the Trust with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-l of the 1940 Act or similar legal and regulatory requirements. Upon reasonable request by the Trust, the Transfer Agent shall also provide to the Trust sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

State Street Bank and Trust Company
By:	/s/ Louis Abruzzi
	Name:	Louis Abruzzi
	Title:	Senior Vice President

each trust listed on SCHEDULE a ATTACHED HERETO, on behalf of itself or its listed portfolios By: Capital Research and Management Company
By:	/s/ Michael J. Triessl
	Name:	Michael J. Triessl
	Title:	Authorized Signatory

Schedule A

UPDATED AND EFFECTIVE AS OF JUNE 5, 2023

to the

TRANSFER AGENCY AND SERVICE AGREEMENT

Dated as of December 10, 2021

LIST OF TRUSTS AND PORTFOLIOS

Capital Group Core Equity ETF

Capital Group Growth ETF

Capital Group International Focus Equity ETF

Capital Group Dividend Value ETF

Capital Group Global Growth Equity ETF

Capital Group Dividend Growers ETF

Capital Group International Equity ETF

Capital Group Core Balanced ETF

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF

Capital Group Short Duration Income ETF

Capital Group U.S. Multi-Sector Income ETF

Capital Group Municipal Income ETF

Capital Group Core Bond ETF

Capital Group Short Duration Municipal Income ETF

IN WITNESS WHEROF, each of the undersigned has caused this updated Schedule A to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH TRUST LISTED ON THIS SCHEDULE A

By: Capital Research and Management Company

By: /s/ Michael J. Triessl

Name: Michael J. Triessl

Title: Authorized Signatory

STATE STREET BANK AND TRUST COMPANY

By: /s/ Louis Abruzzi

Name: Louis Abruzzi__________________

Title: Senior Vice President_____________

Execution Version

ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”) dated and effective as of December 10, 2021, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and each trust listed on Schedule A attached hereto (which Schedule A may be updated from time to time in writing by the parties hereto) (each such trust being referred to as a/the “Trust”).

WHEREAS, each Trust is an open-end management investment company and may be comprised of multiple series (each, a “Fund” and collectively, the “Funds”), and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto intending to be legally bound hereby agree as follows:

1.       Appointment of Administrator

The Trust hereby appoints the Administrator to act as administrator to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein. The Trust currently consists of the Funds and their respective classes of shares as listed in Schedule A to this Agreement (for any Trust without Funds, references in this Agreement to one or more “Fund(s)” of such Trust shall be deemed to refer to such Trust). In the event that the Trust establishes one or more additional Fund(s) with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust, on behalf of a Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Fund, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the Trust and the Administrator at the time of the addition of such Fund.

2.       Delivery of Documents

The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.       The Trust’s Declaration of Trust and By-laws (“Governing Documents”);

b.	The Trust’s currently effective Registration Statement under the 1933 Act and the 1940 Act and each Prospectus and Statement of Additional Information (“SAI”) relating to the Fund(s) and all amendments and supplements thereto as in effect from time to time;

c.	Copies of the resolutions of the Board of Trustees of the Trust (the “Board”) certified by the Trust’s Secretary authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	A copy of the investment advisory agreement between the Trust and its investment adviser; and

e.	A certificate of the Trust authorizing certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses.

3.       Representations and Warranties of the Administrator

The Administrator represents and warrants to the Trust that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement;

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it; and

f.	The various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause, the Trust’s records and other data and the Administrator’s records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder.

g.	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

h.	It will comply with all laws applicable to the Administrator with respect to its provision of services under this Agreement.

4.       Representations and Warranties of the Trust

The Trust represents and warrants to the Administrator that:

a.	It is a statutory trust, duly organized, existing and in good standing under the laws of its state of formation;

b.	It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	It is an investment company properly registered with the SEC under the 1940 Act;

e.	The Registration Statement been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

f.	No legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it;

h.	As of the close of business on the date of this Agreement, the Trust is authorized to issue unlimited shares of beneficial interest; and

i.	Where information provided by the Trust or the Trust’s authorized participants includes “Personal Information” (as such term is defined in Section 9 below), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Administrator, and as required for the Administrator to use and disclose such Personal Information in connection with the performance of the services hereunder. The Trust acknowledges that the

Administrator may perform any of the services, and, subject to Section 9, may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that information relating to the Trust, including Personal Information may be accessed by national security authorities, law enforcement and courts.

5.	Administration Services

The Administrator shall provide the services as listed on Schedule B, subject to the authorization and direction of the Trust and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator.

The Administrator shall perform such other services for the Trust that are mutually agreed to by the parties in writing from time to time, for which the Trust will pay such fees as may be mutually agreed upon. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

The Administrator and the Trust may from time to time agree to document the manner in which they expect to deliver and receive the services contemplated by this Agreement in a “Service Level Agreement.”  The parties agree that such document would reflect performance goals and any failure to perform in accordance with the provisions thereof would not in and of itself be considered  a breach of contract that gives rise to contractual or other remedies. The Service Level Agreement would be subject to the terms of this Agreement. Following any dispute relating to the performance goals set forth in a Service Level Agreement, the parties agree to meet to resolve the matter in a mutually satisfactory manner, and to escalate to senior management as appropriate.

6.	Compensation of Administrator; Expense Reimbursement; Trust Expenses

The Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Trust and the Administrator.

The Trust shall promptly reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust’s behalf at the Trust’s written request or with the Trust’s written consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Administrator shall invoice the Trust such fees and expenses as set forth in the fee schedule between the Trust and the Administrator.

7.       Instructions and Advice

       At any time, the Administrator may apply to any officer of the Trust or his or her designee for instructions or the independent accountants for the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall be entitled to rely on and may act upon advice of the Administrator’s own counsel at its own expense on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice; provided that, the Administrator has not breached the standard of care set forth in Section 8 of the Agreement. The Administrator will cooperate with the Trust’s independent accountants and take all reasonable actions in the performance of its obligations under this Agreement to provide such information as may be reasonable requested by the Trust from time to time, to such accountants for the expression of their opinion.

The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith and in reasonable reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons; provided that, the Administrator has not breached the standard of care set forth in Section 8 of the Agreement. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.       Limitation of Liability and Indemnification

The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided herein, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall at all times act in good faith without negligence and agrees to exercise the reasonable level of skill, care and diligence of a professional provider to exchange-traded funds of fund administration and fund accounting services in its performance of all services performed under this Agreement. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reasonable reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence, bad faith, fraud or willful misconduct of the Administrator, its officers or employees. Except for actions of a party that constitute gross negligence or intentional misconduct, neither party shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, reasonable attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Administrator’s cumulative liability for each calendar year (a “Liability Period”) with respect to the Trust under this Agreement regardless of the form of action or legal theory shall be limited to the total annual compensation earned by Administrator and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust or the Funds including, but not limited to, any liability relating to qualification of the Trust or a Fund as a regulated investment company or any liability relating to the Trust’s or a Fund’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period; provided that such limitation on liability shall not apply to the Administrator’s gross negligence or intentional misconduct. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator’s liability for that period have occurred. “Gross negligence” shall mean conduct that rises to the level of reckless disregard of an obligation owed under this Agreement or reckless disregard in the discharge of such obligation. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2021 shall be the date of this Agreement through December 31, 2021, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2022 and terminating on December 31, 2022 shall be the date of this Agreement through December 31, 2021, calculated on an annualized basis.

Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption (provided that the Administrator has complied with the obligations set forth in the following paragraph).

The Administrator shall at all times maintain a business contingency plan and a disaster recovery plan and shall take commercially reasonable measures to maintain and periodically test such plans. Such plans shall be consistent in all material respects with applicable prevailing industry practices and standards and designed to permit the Administrator to resume the provision of the services under this Agreement as soon as reasonably practicable following any event which prevents the Administrator from providing such services. The Administrator shall promptly implement such plans following the occurrence of an event that results in an interruption or suspension of the Administrator’s provision of services pursuant to this Agreement. The Administrator shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Administrator’s control. The Administrator shall make reasonable provision for periodic back-up of the computer files and data with respect to the Trust and its Funds and emergency use of electronic data processing equipment as necessary to provide services under this Agreement. Upon reasonable request, the Administrator shall discuss with the Trust the Administrator’s business contingency and disaster recovery plans and/or provide a high-level presentation summarizing such plans.

The Trust shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator in connection with the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or upon good faith reasonable reliance on information or records given or made by the Trust or its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

The indemnified party agrees to notify the indemnifying party of any such claim promptly in writing (provided that any omission to so notify the indemnifying party will not relieve the indemnifying party of its indemnity obligations, except to the extent that such omission materially prejudices the indemnifying party) and to allow the indemnifying party to control the proceedings. The indemnified party agrees to reasonably cooperate with the indemnifying party during such proceedings. The indemnifying party agrees to keep the indemnified party reasonably apprised as to the status of the matter.

9.       Confidentiality

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential (“Confidential Information”). Confidential Information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like. In the case of the Trust, Confidential Information shall also include, without limitation, any personal information (meaning any information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, but does not include business contact information of the Trust’s employees, information that is lawfully made available from federal, state, or local government records or that is deidentified or aggregate consumer information) (“Personal Information”).  Subject to Section 10 below, all Confidential Information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. In addition, the Receiving Party will exercise at least the degree of care that the Receiving Party exercises with respect to maintaining the confidentiality of its own proprietary or Confidential Information that it desires not to be disclosed to a third party but in no event less than a reasonable degree of care. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. As it relates to (c) in the foregoing, unless otherwise prohibited by law the Receiving Party shall promptly notify the Disclosing Party of any such demand or request.

The Receiving Party shall establish procedures to protect the security and confidentiality of the Disclosing Party information. The Receiving Party shall promptly notify the Disclosing Party in writing of any breach of this section of which Receiving Party becomes aware.

As required by law, the Receiving Party agrees to delete from its records any Personal Information disclosed to it by the Disclosing Party, and to ensure the deletion of such information from the records of any employee, agent, affiliate, or contractor of the Receiving Party.

10.       Use of Data

(a)               In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust or Fund and share such information with its Affiliates, agents and service providers who have a need to know such information in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and (ii) to carry out internal management of its business, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)       Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement and Administrator shall be responsible for any acts or omissions of its Affiliate, agent or service provider in connection with such party’s use or access to the Data.

11.       Compliance with Governmental Rules and Regulations; Records

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator shall comply will all applicable laws and regulations applicable to it in performing the services under this Agreement.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Administrator further agrees that all records that it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator. In the event that the Administrator is requested or authorized by the Trust, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Trust by state or federal regulatory agencies, to produce the records of the Trust or the Administrator’s personnel as witnesses or deponents, the Trust agrees to pay the Administrator for the Administrator’s time and expenses as mutually agreed upon by the parties, as well as the reasonable fees and expenses of the Administrator’s counsel incurred in such production.

The Administrator agrees that it will store all records in a manner that ensures their accuracy and accessibility for as long as they are needed for the Administrator to meet its recordkeeping obligations under this Agreement and consistent with the 1940 Act. The Administrator shall have documented policies, standards and guidelines for converting or migrating data from one record system to another. The Administrator agrees that systems for electronic records must be designed so that records will remain accessible and accurate through any kind of system changes, for the entire period of the Administrator’s recordkeeping obligations under this Agreement and consistent with the 1940 Act. Where such processes do occur, evidence of these processes shall be retained, along with details of any variation in records design and format. This Section 11 shall survive the termination of this Agreement.

12.       Services Not Exclusive; Independent Contractor and Insurance

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust in writing from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust. Administrator is responsible for maintaining at all times during the term of this Agreement, at its cost, insurance coverage regarding its business in such amount and scope as it deems adequate in connection with the services provided by the Administrator under this Agreement, subject to availability on commercially reasonable terms. Upon the Trust’s reasonable request, which in no event shall be more than once annually, the Administrator shall furnish to the Trust a summary of the Administrator’s applicable insurance coverage.

13.       Effective Period and Termination

This Agreement shall remain in full force and effect until terminated by either party by giving one hundred twenty (120) days’ written notice to the other. Either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 30 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. This Agreement shall automatically terminate upon the termination, with respect to the Trust, of the Global Custody Agreement dated as of December 14, 2006 between the parties hereto, as amended from time to time. Upon termination of this Agreement, the Trust on behalf of a Fund shall pay Administrator its compensation due up to the effective date of termination.

Upon notice of termination of this Agreement for any reason, Administrator and Trust agree to provide their reasonable cooperation to effect an orderly transition of Administrator’s duties and responsibilities hereunder, including but not limited to transmittal of any records to a new service provider or administrator selected by the Trust or to the Trust as soon as reasonably practicable. Such cooperation shall include the development and implementation by the parties of a mutually-agreed conversion plan for the orderly migration of the services herein. For the purpose of successful migration of such services, the parties may agree to have this Agreement remain in effect for an additional period after the termination date (the “Extension Period”). During the Extension Period, Administrator shall perform such services as the parties in good faith agree are reasonably necessary to facilitate the orderly transition of the services herein to the successor service provider or to the Trust. Any such services shall be provided by Administrator under the terms and conditions, and subject to payment of the fees and charges to be mutually agreed upon by the parties, applicable to the performance of the services under this Agreement on the date of notice of termination.

Sections 8, 9, 10 and 13 shall survive termination of this Agreement for any reason.

Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Fund.

14.       Delegation

The Administrator shall retain the right to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated (each, a “Delegate” and collectively, the “Delegates”), to provide or assist it in the provision of any part of the services stated herein, without the consent or approval of the Trust. The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself. Unless otherwise agreed, the Administrator shall be responsible for the compensation of its Delegates.

The Administrator will provide the Trust with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time. Nothing in this Section 14 shall limit or restrict the Administrator’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

15.       Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Administrator and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

16.       Notices

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile or email transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Trust:

Capital Research and Management Company

333 South Hope Street

Los Angeles, CA 90071

Attn: Greg Niland

Telephone: (757) 670-4656

Email: Greg_Niland@capgroup.com

If to the Administrator:

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Attn: Louis Abruzzi, Senior Vice President

Telephone: (617) 662-0300

With a copy to:

State Street Bank and Trust Company

Legal Division – Institutional Services Americas

One Lincoln Street

Boston, MA  02111

Attention:  Senior Vice President and Senior Managing Counsel

17.       Amendment

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.       Assignment

This Agreement may not be assigned by (a) the Trust without the written consent of the Administrator or (b) the Administrator without the written consent of the Trust, which consent shall not be unreasonably withheld and provided that such assignment shall be in compliance with applicable law.

19.       Successors

       This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

20.       Data Protection

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the Confidential Information that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.

21.       Entire Agreement

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

22.       Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy. Any waiver must be in writing signed by the waiving party.

23.       Severability

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.       Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

25.       No Publicity; Reproduction of Documents

Neither party shall use the other party’s name, trademarks, service marks, logos, trade names and/or branding for marketing or publicity purposes, without such other party’s written consent.

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.       Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

27.       Several Obligations of each Trust and Fund by Fund Basis.

With respect to any obligations of a TRUST arising out of this agreement, the administrator shall look for payment or satisfaction of any such obligation solely to THE ASSETS AND PROPERTY OF THE trust TO WHICH SUCH obligation relates as though that trust had separately contracted with the administrator by separate written agreement. The rights and benefits to which a given trust is entitled hereunder shall be solely those of such TRUST and no other TRUST hereunder shall receive such benefits. In addition, this Agreement is executed by a Trust with respect to each of its Funds and the obligations hereunder of a Trust or any Fund of a Trust are not binding upon any of the trustees, directors, officers or shareholders of a Trust or a Fund individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Fund, under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Fund and shall be payable solely from the available assets of such particular Fund and shall not be binding upon or affect any assets of any other Fund.

28.        Compliance Program.

The Administrator shall use commercially reasonable efforts to provide the Trust with such reports as the Trust may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-l of the 1940 Act or similar legal and regulatory requirements. Upon reasonable request by the Trust, the Administrator shall also provide to the Trust sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

EACH TRUST LISTED ON SCHEDULE A ATTACHED HERETO

By: Capital Research and Management Company

By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:

SCHEDULE A

UPDATED AND EFFECTIVE AS OF JUNE 5, 2023

to the

ADMINISTRATION AGREEMENT

Dated as of December 10, 2021

Listing of Trusts and Funds

Trusts/Funds:

Capital Group Core Equity ETF

Capital Group Growth ETF

Capital Group International Focus Equity ETF

Capital Group Dividend Value ETF

Capital Group Global Growth Equity ETF

Capital Group Dividend Growers ETF

Capital Group International Equity ETF

Capital Group Core Balanced ETF

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF

Capital Group Short Duration Income ETF

Capital Group U.S. Multi-Sector Income ETF

Capital Group Municipal Income ETF

Capital Group Core Bond ETF

Capital Group Short Duration Municipal Income ETF

IN WITNESS WHEROF, each of the undersigned has caused this updated Schedule A to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH TRUST LISTED ON THIS SCHEDULE A

By: Capital Research and Management Company

By: ________________________________

Name: Michael J. Triessl

Title: Authorized Signatory

STATE STREET BANK AND TRUST COMPANY

By: ________________________________

Name:______________________________

Title: ______________________________

ADMINISTRATION AGREEMENT

Schedule B

LIST OF SERVICES

I.	Fund Administration Treasury Services as described in Schedule B1 attached hereto;

II.	Fund Accounting Services as described in Schedule B2; and

III.	N-PORT Services as described in Schedule B3 attached hereto.

Schedule B1

Fund Administration Treasury Services

a.	Prepare for the review by designated officer(s) of the Trust financial information regarding the Fund(s) that will be included in the Trust’s semi-annual and annual shareholder reports, and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

b.	Coordinate the audit of the Trust’s financial statements by the Trust’s independent accountants, including the preparation of supporting audit workpapers and other schedules;

c.	Prepare for the review by designated officer(s) of the Trust financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

d.	Prepare for the review by designated officer(s) of the Trust annual fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Trust’s expenses, review calculations of fees paid to the Trust’s investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

e.	Prepare and furnish total return performance information for a Fund, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Trust management;

f.	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

g.	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator; and

h.	Maintain certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon.

Schedule B2

Fund Accounting Services

·	Asset setup, pricing and validation
·	Trade processing, capture, verification and validation
·	Investment income – such as interest income, discount accretion and premium amortization, tax accruals, tax reclaims, book v/s tax income recognition, aged income and research
·	Corporate actions and dividends sourcing, recording (such as class actions) and analysis
·	Month-end closing functions
·	Tax Efficient Lot Selection (iTels);
·	In-kind transitions – subscription and redemptions
·	Record general ledger entries, including expenses;
·	Calculate daily income;
·	Reconciliations
-	Daily activity to the trial balance;
-	Cash reconciliation – accounting to custody
-	Asset reconciliation – accounting to custody
-	Position, cost and market value reconciliation
-	Total net assets reconciliation
-	Profit and loss analytics
·	Calculate net asset value and dissemination;
·	Create trial balances, including summary of assets, liabilities, income, expense and capital accounts;
·	Transmit net asset value per share of each Fund to the Transfer Agent, the Distributor, the NYSE, NASDAQ and such other entities as directed in writing by the Trust;
·	On each day a Fund is open for the purchase or redemption of Fund interests, compute the number of Fund interests of each Deposit Security to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities and transmit such information to the NSCC.

The Trust shall provide timely prior notice to the Administrator of any modification in the manner in which the calculations set forth above are to be performed as prescribed in any revision to the Trust's governing documents. The Administrator may rely upon the information it receives from the Trust or any authorized third party. The Administrator shall have no responsibility to confirm or otherwise verify the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

SCHEDULE B3

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”, and for purposes of this Schedule B3, the “Services”)

(a)         Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

  Subject to the receipt of all required data, documentation, assumptions, information and assistance from each Trust (including from any third parties with whom the Trust will need to coordinate in order to produce such data, documentation, and information), the Administrator will use required data, documentation, assumptions, information and assistance from the Trust, the Administrator’s internal systems and, in the case of Trusts not administered by the Administrator or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Trust and (ii) annual updates of Form N-CEN for review and approval by the Trust.

  Each Trust acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

  Following review and final approval by the Trust of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Trust, the Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and (ii) electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each portfolio (the “Portfolio”) of the Trusts as set forth in the attached Annex 1, which shall be executed by the Administrator and the Trusts. The Form N-CEN Services will be provided to each Trust as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Trust and by virtue of an updated Annex 1 that is signed by both parties.

Trust Duties, Representations and Covenants in Connection with (i) Form N-PORT and Form N-CEN Support Services.

The provision of the Services to each Trust by the Administrator is subject to the following terms and conditions:

1.       The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Trust or its affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which the Trust or its affiliates provide services or is otherwise associated (“Trust Entities”) that is generated or aggregated by the Administrator or its affiliates in connection with services performed on the Trust’s behalf or otherwise prepared by the Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Trust shall be as provided in such respective other agreements between the Administrator or its affiliates and the Trust relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Trust Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Administrator’s or its affiliates’ obligations to the Trust under the Other Trust Agreements.

In connection with the provision of the Form N-PORT and Form N-CEN Support Services, by the Administrator, the Trust acknowledges and agrees that it will be responsible for providing the Administrator with any information requested by the Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Administrator, in formats compatible with Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Administrator in connection with a Trust reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Administrator for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Trust), including, without limitation, arranging for the provision of data from the Trust, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Administrator (or any of its affiliates) in its capacity as administrator to one or more Trusts, the Administrator and the Trust will agree on the scope of the information to be extracted from the Administrator’s or any of its affiliate’s systems for purposes of the Administrator’s provision of Form N-PORT and Form N-CEN Support Services, subject to the discretion of the Administrator, and the Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Form N-PORT and Form N-CEN Support Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Administrator to provide the Services.

The following are examples of certain types of information that each Trust is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and each Trust hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

·	SEC filing classification of the Trust (i.e., small or large filer);
·	Identification of any data sourced from third parties;
·	Identification of any securities reported as Miscellaneous; and
·	Any Explanatory Notes included in N-PORT Section E.

2.       Each Trust acknowledges that it has provided to the Administrator all material assumptions used by the Trust or that are expected to be used by the Trust in connection with the completion of Form N-PORT and Form N-CEN and that it has approved all material assumptions used by the Administrator in the provision of the Services prior to the first use of the Services. The Trust will also be responsible for promptly notifying the Administrator of any changes in any such material assumptions previously notified to the Administrator by the Trust or otherwise previously approved by the Trust in connection with the Administrator’s provision of the Services. The Trust acknowledges that the completion of Form N-PORT and Form N-CEN and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

·	Investment classification of positions;
·	Assumptions necessary in converting data extracts;
·	General operational and process assumptions used by the Administrator in performing the Services; and
·	Assumptions specific to the Trust.

Each Trust hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Trust (and/or the Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3. Each Trust acknowledges and agrees on the following matters:

(A)       Each Trust has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Trust has determined that the Services are suitable for its purposes. Excluding any representations and warranties provided by Administrator under the Agreement or in this Schedule B3, none of the Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B) Each Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Administrator is not providing any customization, guidance, or recommendations. The Administrator represents and agrees that it shall comply with all laws and regulations applicable to it in performing the Services.

(C)       Each Trust may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Administrator in connection with the Services and provided by the Administrator to the Trust (“Materials”) (provided that the term “Materials” shall not include a Fund’s raw data, including Fund raw data provided by third parties, or the as-filed versions of a Fund’s Form N-PORT, Form N-CEN, or Portfolio of Investments filings) (a) for the internal business purpose of the Trust relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Trust may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Trust (each a “Permitted Person”); provided, however, (i) the Trust may not charge a fee, or profit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Trust has separate license rights with respect to the use of such Third Party Data, or (iii) the Trust may not use the Services or Materials in any way to compete or enable any third party to compete with the Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Trust, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Trust or any Permitted Persons (collectively, including the Trust, “Trust Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Trust has separate license rights with respect to the use of such Third Party Data). Without limitation, Trust Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof, other than with respect to the Materials and only as otherwise expressly permitted by this Section 3(C); (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

       (D) The Trust shall limit the access and use of the Services and the Materials by any Trust Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Trust shall be responsible and liable for all acts and omissions of any Trust Parties.

(E) The Services, the Materials and all Confidential Information of the Administrator (as Confidential Information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Administrator. The Trust has no rights or interests with respect to all or any part of the Services, the Materials or the Administrator’s Confidential Information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Trust automatically and irrevocably assigns to the Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Administrator’s Confidential Information, including, for the avoidance of doubt and without limitation, any Trust Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Trust. The Administrator agrees not to identify the Trust Party as the source of such Feedback.

(F) The Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

[Remainder of Page Intentionally Left Blank]

ANNEX 1

To Schedule B3

UPDATED AND EFFECTIVE AS OF JUNE 5, 2023

to the

ADMINISTRATION AGREEMENT

Capital Research

Further to the Administration Agreement dated as of December 10, 2021 between each Trust party thereto and State Street Bank and Trust Company (the “Administrator”), each Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Trusts/Funds as applicable:

Form N-PORT Services

NAME OF TRUST

Capital Group Core Equity ETF

Capital Group Growth ETF

Capital Group International Focus Equity ETF

Capital Group Dividend Value ETF

Capital Group Global Growth Equity ETF

Capital Group Dividend Growers ETF

Capital Group International Equity ETF

Capital Group Core Balanced ETF

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF

Capital Group Short Duration Income ETF

Capital Group U.S. Multi-Sector Income ETF

Capital Group Municipal Income ETF

Capital Group Core Bond ETF

Capital Group Short Duration Municipal Income ETF

Service Type Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

Form N-CEN Services

NAME OF TRUST

Capital Group Core Equity ETF

Capital Group Growth ETF

Capital Group International Focus Equity ETF

Capital Group Dividend Value ETF

Capital Group Global Growth Equity ETF

Capital Group Dividend Growers ETF

Capital Group International Equity ETF

Capital Group Core Balanced ETF

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF

Capital Group Short Duration Income ETF

Capital Group U.S. Multi-Sector Income ETF

Capital Group Municipal Income ETF

Capital Group Core Bond ETF

Capital Group Short Duration Municipal Income ETF

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

EACH TRUST LISTED ON THIS ANNEX 1	STATE STREET BANK AND TRUST COMPANY
By: Capital Research and Management Company By: Name: Title: Address: Date:	By: Name: Title: Address: Date:

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into by and between American Funds Distributors, Inc. (the “Distributor”) and __________________________________ (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”).

The Distributor, the Transfer Agent and the Participant acknowledge and agree that each fund listed on Exhibit A hereto as may be amended from time to time (each, a “Fund”) shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of each Fund acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, without par value (sometimes referred to as “Shares”), of the Fund. The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares.

The Fund has, or will have, on or before the date of its commencement of investment operations (the “Commencement Date”), a current prospectus included in the Fund’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Shares at net asset value per Share in aggregation of a specified number of shares (the “Creation Units”) through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a participant client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.        STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)       The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Fund, the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and this Agreement, including Annex I as may be amended from time to time by Distributor.

(b)       The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Fund, the Distributor and the Transfer Agent.

(c)         The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with FINRA rules and regulations, and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold; and (iv) not knowingly sell any Shares to, or place any Purchase Orders for, clients that are subject to the requirements of Section 12(d)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”), in excess of the applicable limits imposed by Section 12(d)(1)(B), except as permitted under the 1940 Act, the rules under the 1940 Act, and/or any relevant relief issued by the SEC or its staff.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Fund, the Distributor and the Transfer Agent.

(d)        In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the requirements of FINRA, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(e)        The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(f)       The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Fund or its designee, including the Distributor, in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of the Fund or its designee, including the Distributor, necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Fund, or other similar information that the Fund is obligated to deliver to their shareholders, upon receiving from the Fund or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2.        EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)       All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, including the attachments, as each may be amended from time to time. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)       Phone lines used in connection with Orders will be recorded. The parties hereby consent to the recording of all calls in connection with the Orders.

(c)       The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, provided that the Fund, Transfer Agent and the Distributor on behalf of the Fund each reserve the right to reject any Order in accordance with the Prospectus.

(d)       The Participant understands that a Creation Unit generally will not be issued until the requisite cash (the “Cash Component”) and/or the designated basket of securities, including any cash in lieu (the “Deposit Securities”), as well as applicable transaction fees and taxes, are transferred to the Fund on or before the settlement date in accordance with this Agreement.

(e)       With respect to any Redemption Order, the Participant agrees to return to the Fund any dividend, interest, distribution, or other corporate action paid to the Participant in respect of any security that is transferred to the Participant (each, a “Fund Security”) that, based on the valuation of such Fund Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Fund. The Participant also agrees that, alternatively, a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, interest, distribution, or other corporate action to be paid to the Participant in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Distributor agrees, on behalf of the Fund, to return to the Participant any dividend, interest, distribution, or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant.

3.        AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant, such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4.        MARKETING MATERIALS AND REPRESENTATIONS

(a)       The Participant represents and warrants that it will not make any representations concerning the Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)       The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to the Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or (ii) if prepared by the Participant, are consistent in all material respects with the Prospectus, approved by the Distributor or its designee in writing prior to dissemination and clearly indicate that such Marketing Materials are prepared and distributed by the Participant and, with respect to (i) and (ii), such Marketing Materials comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)        The Distributor represents and warrants that (i) the Prospectus is or will be, as applicable, effective prior to the Commencement Date, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms or will conform in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national securities exchange or association; (vi) the Fund will not lend securities pursuant to any securities lending arrangement that would prevent the Fund from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by or on behalf of the Fund, including those prepared by the Distributor, and provided to the Participant in connection with the offer and sale of Shares, shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) neither it nor the Fund will name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

(d)       Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) research reports, and (iv) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business as Participant, in each case consistent with the Prospectus; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5.        SUB-CUSTODIAN ACCOUNT

The Participant understands and agrees that where the Fund invests in international securities, the Fund has caused its custodian to maintain with the applicable sub-custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered certain of the Deposit Securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) for itself or any Participant customer in connection with any Purchase Order, with any appropriate adjustments as advised by such sub-custodian or the Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.        TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

7.        CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date

(the “Contractual Settlement Date”), by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable transaction fees. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made or by such Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Fund for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, and neither the custodian nor any sub-custodian shall be under any obligation to advance any such amounts. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Fund.

8.        PAYMENT OF CERTAIN FEES AND TAXES

(a)       In connection with any Orders, the Participant agrees to pay a transaction fee applicable to such transaction as set forth in the Prospectus. The Fund reserves the right to (1) change any transaction fee subject to applicable law and upon reasonable advance notice to the Participant and (2) waive certain fees/costs associated with any Order in certain circumstances. The Participant is responsible for any and all expenses and costs incurred by the Fund, including any applicable cash amounts, in connection with any Order, subject to applicable law.

(b)       In connection with any Orders, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or Deposit Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Fund pays any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay the Fund for any such payment, together with any applicable penalties, additions to tax or interest thereon. This paragraph (b) shall survive the termination of this Agreement.

9.        ROLE OF PARTICIPANT

(a)       Each party to this Agreement acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Fund or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Fund or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)       The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder.

(c)       The Participant represents that, from time to time, it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement. Upon the Distributor’s request and in connection with the exercise of the proxy granted herein, the Participant shall disclose the number of shares beneficially owned by the Participant on any record date established by the Fund.

(d)       The Participant represents, covenants and warrants that it has established an anti-money laundering program (“AML Program”) that (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, (ix) allows for appropriate regulators to examine its anti-money laundering books and records, and (x) is otherwise reasonably designed to comply with all applicable anti-money laundering laws and regulations. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt written notice to the Distributor, Transfer Agent and the Fund of such change.

10.        AUTHORIZED PERSONS OF THE PARTICIPANT

(a)       Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Transfer Agent or the Distributor, the Participant shall deliver to the Distributor and the Transfer Agent a certificate in the form of Annex II to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate will be relied upon by the Distributor, the Transfer Agent and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by the Transfer Agent and the Distributor. If Participant terminates or revokes authority of any Authorized Person, Participant shall promptly notify Distributor and Transfer Agent in writing about such fact.

(b)       With respect to orders placed by phone, the Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Fund, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Fund, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)       The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, or the Fund shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent and the Distributor previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

11.        REDEMPTIONS

(a)       The Participant understands and agrees that Redemption Orders may be submitted only on days that the Fund is open for business, including as required by Section 22(e) of the 1940 Act (each such day, a “Business Day”).

(b)       The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or for the party for which it is acting, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund. The Fund reserves the right to verify these representations at its discretion but will typically require verification with respect to a redemption request from the Fund in connection with higher levels of redemption activity and/or short interest in the Fund. If the Participant, upon receipt of a verification request, does not provide sufficient verification of its representations as determined by the Fund, the redemption request will not be considered to have been received in proper form and may be rejected by the Fund.

(c)       The Participant understands that Shares of the Fund may be redeemed only when one or more Creation Units are held in its account. If the Distributor, the Fund and/or the Transfer Agent reasonably believes that the Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Fund and/or the Distributor or the Transfer Agent, upon consultation with the Fund, may reject without liability the Participant’s Redemption Order.

(d)       If the Participant receives Fund Securities, which may include cash in lieu of all or a portion of such Fund Securities as provided in the Prospectus, the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

12.        BENEFICIAL OWNERSHIP

(a)       The Participant represents and warrants that, based upon the number of outstanding Shares of the Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities so as not to cause the relevant Fund to have a basis in the Deposit Securities different from the market value of the Deposit Securities on the date of the deposit, pursuant to Sections 351 and 362 of the Code.

(b)       The Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

13.        OBLIGATIONS OF PARTICIPANT

(a)       Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Fund, Transfer Agent and/or the Distributor upon their reasonable request.

(b)       The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule, and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)       The Participant represents, covenants, and warrants that it will not exercise or attempt to exercise a controlling influence over the management policies of the Fund and has taken affirmative steps so that it will not be an affiliated person of the Fund, a promoter or principal underwriter of the Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

(d) The Participant shall provide the Prospectus, proxy materials and annual and other reports of the Fund, or any other information that the Fund is obligated to deliver to its shareholders, to the purchasers of any Shares as required by applicable law.

14.        INDEMNIFICATION

This Section shall survive the termination of this Agreement. For the avoidance of doubt, any Loss (as defined below) incurred by an indemnified party shall be limited by the provisions of this Section 14 and Section15 below.

(a)       The Participant hereby agrees to indemnify and hold harmless the Distributor, the Fund, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Fund, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; (v) the Participant’s failure to complete an Order that has been accepted; or (vi)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Fund’s then-current Prospectus made in connection with the offer or sale of Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 4 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Fund or the Distributor, or is based upon written information provided by the Fund or the Distributor or is based upon any omission by the Fund or Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b)       The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor; provided, however, that in each case, the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties; or (iv) any untrue statement of material fact contained in the registration statement or Prospectus, as each may be amended from time to time or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)       An indemnifying party shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any indemnified party unless the indemnified party shall have notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). However, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to any indemnified party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(d)       In no case is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of (i) its own willful misconduct, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) for any violation of the federal securities laws committed by such indemnified party. The term “affiliate” in this Section 14 shall include, with respect to any person, entity or organization, any other person, entity, or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(e)       The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party, defendant or defendants in the suit. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that it retains. If the indemnifying party does not assume the defense of such suit, or if the indemnified party has been advised by counsel that it may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of the counsel that such indemnified party retains.

(f)       No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

15.       LIMITATION OF LIABILITY

This Section shall survive the termination of this Agreement.

(a)       In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)       Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics (excluding COVID-19); riots; loss or malfunction of utilities, computer (hardware or software) or communications service; labor disputes (except for labor disputes involving a party’s own employees or agents); acts of civil or military authority or governmental actions (collectively, “Force Majeure”). Notwithstanding a Force Majeure, the parties agree to promptly implement their reasonable business continuity and disaster recovery procedures to prevent any disruption to a party’s performance of its obligations under this Agreement. A party experiencing a Force Majeure event shall provide notice of such to the other parties.

(c)       The Fund, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Fund, the Distributor or the Transfer Agent be liable for any losses incurred as a result of unauthorized use of any PIN Number.

(d)       In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)       The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(f)       The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g)       Neither the Fund, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Fund, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Fund, the Distributor or the Transfer Agent.

16.        INFORMATION ABOUT DEPOSIT SECURITIES

On each Business Day, the Transfer Agent, through the facilities of the NSCC, prior to the opening of business on the listing exchange, makes available a list of the name and amount of each Deposit Security and the amount of the Cash Component (if any) to be included in the current “Fund Deposit” that day, based on information as of the end of the previous Business Day. Such Fund Deposit is applicable, subject to any adjustments as described in the Prospectus, to purchases of the Creation Units until such time as the next-announced Fund Deposit is made available. The Fund Deposit consists of the Deposit Securities and the Cash Component and represents the minimum initial and subsequent investment amount for a Creation Unit, excluding any non-conforming (or “custom”) Fund Deposit.

17.        RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges that Distributor has delivered or will deliver as promptly as reasonably practicable upon its effectiveness, the Prospectus to the Participant.

18.        CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for the Fund are, or will be, as applicable, available at the Fund’s website. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Participant shall, upon request of the Distributor, provide to the Distributor with sufficient documentation and other evidence that the Participant is providing the Prospectus to the purchasers of any Shares.

The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectus. The Participant may revoke the consent to electronic delivery of the Prospectus at any time by providing written notice to the Distributor.

19.       NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone number indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone number indicated below the signature line of such party.

20.        EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)       This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Fund, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Fund, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(b)       No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that, a party may assign its rights under this Agreement to an affiliate with prior written notice to the other parties hereto. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(c)       This Agreement may not be amended except by a writing signed by all the parties hereto; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the rule on which the Fund relies to operate as an exchange-traded fund), then the Distributor shall provide the other parties with prompt notice of such amendment, and the next Creation Unit created by the Participant shall be deemed to constitute the Participant’s acceptance of such amendment; and (ii) any amendments to Annex I or Exhibit A to add or remove a Fund will be deemed effective once the Distributor provides notice to the Participant of such change via any acceptable methods, including electronic mail, in accordance with Section 19 of this Agreement. This Agreement is intended to, and shall apply to, each of the current and future Funds, such that no amendment shall be required in the event of a creation or termination of Funds, provided, however, that the Distributor shall provide notice to the Participant of such creation or termination of Funds.

21.        GOVERNING LAW

This Section shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Agreement.

22.        COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

23.        SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

24.        HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

25.        ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature pages follow]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

AMERICAN FUNDS DISTRIBUTORS, INC.
By: __________________________________________
Name: Title: Address: Telephone: E-mail: Date: ________________________________________
[Participant] DTC/NSCC Clearing Participant Code: [ ]
By: _______________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

Telephone: ____________________________________

E-mail: _______________________________________

Date: ________________________________________

ACCEPTED BY:

STATE STREET BANK AND TRUST COMPANY, as Transfer Agent

By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

______________________________________

Telephone: ____________________________________

E-mail: _______________________________________

Date: ________________________________________

EXHIBIT A

Fund List

Ticker	Fund Name
CGBL	Capital Group Core Balanced ETF
CGCB	Capital Group Core Bond ETF*
CGCP	Capital Group Core Plus Income ETF*
CGDG	Capital Group Dividend Growers ETF
CGDV	Capital Group Dividend Value ETF
CGGO	Capital Group Global Growth Equity ETF
CGGR	Capital Group Growth ETF
CGIE	Capital Group International Equity ETF
CGMS	Capital Group U.S. Multi-Sector Income ETF*
CGMU	Capital Group Municipal Income ETF*
CGSD	Capital Group Short Duration Income ETF*
CGSM	Capital Group Short Duration Municipal Income ETF*
CGUS	Capital Group Core Equity ETF
CGXU	Capital Group International Focus Equity ETF

* The fund is a series of Capital Group Fixed Income ETF Trust

ANNEX I

This document supplements the Agreement and the Prospectus with respect to the procedures to be used by the Transfer Agent and Distributor in processing Purchase Orders and Redemption Orders.

A Participant is required to have signed the Agreement. Upon acceptance and execution thereof by all of the parties, the Transfer Agent will assign a personal identification number (“PIN”) to each Authorized Person, pursuant to the terms of the Agreement. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Orders by Telephone.

a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders generally must be arranged with the Fund in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-

off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE Order Cut-Off Time WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. If the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.

(i)	Clearing Process. The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in proper form (as defined in the Prospectus). In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.
(ii)	Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on the settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Fund through DTC. The Fund shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form, then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Purchase Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

2.	Election to Place Orders by Internet.

a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Fund, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Fund, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in this Annex I; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE FUND, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions.

During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Fund by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Fund may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case the Participant may redeem or exchange Shares by other means.

4. Purchase Orders.

A Purchase Order shall be deemed to be received on the Business Day on which it is placed provided that the Order is placed in “proper form” (as defined in the Prospectus) prior to Order Cut-Off Time on such date, and cash in the appropriate amount is deposited with the Fund’s custodian by 1:00 p.m. Eastern Time or such other time as designated by such custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the Fund for losses, if any, resulting therefrom.

If the Participant has submitted a Purchase Order in proper form but is unable to deliver all or part of the Deposit Securities at or prior to the time specified by the Fund or its custodian, an additional amount of cash shall be required to be deposited with the Fund, pending delivery of the missing Deposit Securities, to the extent necessary to maintain an amount of cash on deposit with the Fund at least equal to 105% of the daily marked to market value of the missing Deposit Securities (the “Additional Cash Deposit”), which percentage may be changed by the Fund from time to time. The Additional Cash Deposit, which shall be in addition to the delivery of the available Deposit Securities and Cash Component by the Participant, must be delivered no later than the date and time specified by the Fund or its custodian, and shall be held by such custodian and marked-to-market daily. The Fund may use the Additional Cash Deposit to purchase the missing Deposit Securities at any time without prior notice to the Participant. In the event that the Additional Cash Deposit is not paid, the Fund may use the cash on deposit to purchase the missing Deposit Securities.

The Participant will be liable to the Fund for any and all expenses and costs incurred by such Fund in connection with any such purchases, including fees of the Transfer Agent or custodian in respect of the delivery, maintenance and redelivery of the Additional Cash Deposit, and the Participant shall be liable to the Fund for any shortfall between the cost to the Fund of purchasing any missing Deposit Securities and the value of the Additional Cash Deposit including, without limitation, liability for related brokerage, borrowings and other charges. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor, plus the brokerage and related transaction costs associated with such purchases. The Fund will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Fund’s custodian or purchased by the Fund and deposited into the Fund. The Fund shall charge, and the Participant agrees to pay to the Fund, the applicable transaction fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the settlement date.

5.	Redemption Orders.

A Redemption Order shall be deemed to be received on the Business Day on which it is placed provided that the Order is placed in “proper form” (as defined in the Prospectus) prior to Order Cut-Off Time on such date.

If the Participant has submitted a redemption request in proper form but is unable to transfer all or part of the Creation Unit to be redeemed to the Fund, at or prior to the date and time specified by the Fund or its custodian, an additional amount of cash shall be required to be deposited with the Fund by the Participant, pending delivery of the missing Shares, to the extent necessary to maintain an amount of cash on deposit with the Fund of at least equal to 105% of the daily marked to market value of any undelivered Shares (the “Additional Cash Amount”), which percentage may be changed by the Fund from time to time. Such Additional Cash Amount, which shall be in addition to the delivery of the available Shares and any Cash Amount (as defined below), must be delivered no later than the date and time specified by the Fund or its custodian and shall be held by such custodian and marked-to-market daily. “Cash Amount” means an amount equal to the difference between the net asset value of the shares being redeemed, as next determined after the receipt of a redemption request in proper form, and the value of Fund Securities.

The fees of the Fund’s custodian and any sub-custodians in respect of the delivery, maintenance and redelivery of the Additional Cash Amount shall be payable by the Participant. The Fund, in its discretion, may use the Additional Cash Amount to acquire Shares of the Fund at any time without prior notice to the Participant and subject the Participant to liability for any shortfall between the aggregate of the cost to the Fund of purchasing such Shares, plus the value of the Cash Amount, and the value of the Additional Cash Amount together with liability for related brokerage, borrowings and other charges. The Fund will return any unused portion of the Additional Cash Amount once all of the missing Shares have been properly received by the Fund or purchased by the Fund. The Fund shall charge, and the Participant agrees to pay to the Fund, the applicable transaction fee and any additional fees prescribed in the Prospectus. The delivery of Fund Securities and/or cash in connection with such a Redemption Order will occur no later than the settlement date.

ANNEX II

AUTHORIZED PERSONS OF PARTICIPANT

The following individuals are Authorized Persons pursuant to the Authorized Participant Agreement between American Funds Distributors, Inc. and [Participant (NSCC # XXX)]

The Authorized Persons named herein shall be in addition to any current Authorized Persons list.

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)	Required information.
(2)	Required information to use the Web Order Site.

Signed on behalf of the Participant:

By:

Name:

Title:

Date:

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth on the signature page by and between Capital Group Core Balanced ETF, a Delaware statutory trust (the “Fund”), and the trustee of the Fund whose name is set forth on the signature page (the “Board Member”).

WHEREAS, the Board Member is a trustee of the Fund, and the Fund wishes the Board Member to continue to serve in that capacity; and

WHEREAS, the Agreement and Declaration of Trust of the Fund (the “Trust Instrument”) and By-Laws of the Fund and applicable federal and Delaware laws permit the Fund to contractually obligate itself to indemnify and hold the Board Member harmless to the fullest extent permitted by law;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below. Certain capitalized terms used herein are defined in Section 5.

1. Indemnification. The Fund shall indemnify and hold harmless the Board Member against any liabilities or Expenses (collectively, “Liability”) actually and reasonably incurred by the Board Member in any Proceeding arising out of or in connection with the Board Member’s service to the Fund, to the fullest extent permitted by the Trust Instrument and By-Laws of the Fund and the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in force, subject to the provisions of paragraphs (a), (b) and (c) of this Section 1. The Fund’s Board of Trustees shall take such actions as may be necessary to carry out the intent of these indemnification provisions and shall not amend the Fund’s Trust Instrument or By-laws to limit or eliminate the right to indemnification provided herein with respect to acts or omissions occurring prior to such amendment or repeal.

(a) Special Condition. With respect to Liability to the Fund or its shareholders, and subject to applicable state and federal law, the Board Member shall be indemnified pursuant to this Section 1 against any Liability unless such Liability arises by reason of the Board Member’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in such Section 17(h) of the Investment Company Act of 1940, as amended (“Disabling Conduct”).

(b) Special Process Condition. With respect to Liability to the Fund or its shareholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the Board Member has not engaged in Disabling Conduct. Such reasonable and fair means shall be established in conformity with then applicable federal and Delaware law and administrative interpretations. In any determination with respect to Disabling Conduct, a trustee requesting indemnification who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, shall be afforded a rebuttable presumption that such trustee did not engage in such conduct while acting in his or her capacity as a trustee.

       (c) State Law Restrictions. In accordance with the Delaware Statutory Trust Act, the Board Member shall not be indemnified and held harmless pursuant to this Section 1 if the substantive and procedural standards for indemnification under such law have not been met.

2. Advancement of Expenses. The Fund shall promptly advance funds to the Board Member to cover any and all Expenses the Board Member incurs with respect to any Proceeding arising out of or in connection with the Board Member’s service to the Fund, to the fullest extent permitted by the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as such statutes are now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 2.

(a) Affirmation of Conduct. A request by the Board Member for advancement of funds pursuant to this Section 2 shall be accompanied by the Board Member’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable federal and Delaware law.

(b) Special Conditions to Advancement. With respect to Liability to the Fund or its shareholders, and subject to applicable state and federal law, the Board Member shall be entitled to advancements of Expenses pursuant to this Section 2 against any Liability to the Fund or its shareholders if (1) the Fund has obtained assurances to the extent required by applicable federal and Delaware law, such as by obtaining insurance or receiving collateral provided by the Board Member, to the reasonable satisfaction of the Board, that the advance will be repaid if the Board Member is found to have engaged in Disabling Conduct, or (2) the Board has a reasonable belief that the Board Member has not engaged in Disabling Conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Trustees shall act in conformity with then applicable federal and Delaware law and administrative interpretations, and shall afford a trustee requesting an advance who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such trustee did not engage in Disabling Conduct while acting in his or her capacity as a trustee.

3. Procedure for Determination of Entitlement to Indemnification and Advancements. A request by the Board Member for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Board Member. The Secretary of the Fund shall promptly advise the Board of such request.

(a) Methods of Determination. Upon the Board Member’s request for indemnification or advancement of Expenses, a determination with respect to the Board Member’s entitlement thereto shall be made by the Board or Independent Counsel in accordance with applicable federal and Delaware law. The Board Member shall have the right, in his or her sole discretion, to have Independent Counsel make such a determination. The Board Member shall cooperate with the person or persons making such determination, including without limitation providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Board Member and reasonably necessary to such determination. Any Expenses incurred by the Board Member in so cooperating shall be borne by the Fund, irrespective of the determination as to the Board Member’s entitlement to indemnification or advancement of Expenses.

(b) Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Board of Trustees shall select the Independent Counsel, and the Secretary of the Fund shall give written notice to the Board Member advising the Board Member of the identity of the Independent Counsel selected. The Board Member may, within five days after receipt of such written notice, deliver to the Secretary of the Fund a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 4, and shall set forth with particularity the factual basis of such assertion. Upon such objection, the Board of Trustees, acting in conformity with applicable federal and Delaware law, shall select another Independent Counsel.

If within fourteen days after submission by the Board Member of a written request for indemnification or advancement of Expenses no such Independent Counsel shall have been selected without objection, then either the Board or the Board Member may petition the Chancery Court of the State of Delaware or any other court of competent jurisdiction for resolution of any objection that shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel.

The Fund shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(c) Failure to Make Timely Determination. If the person or persons empowered or selected to determine whether the Board Member is entitled to indemnification or advancement of Expenses shall not have made such determination within thirty days after receipt by the Secretary of the Fund of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Board Member shall be entitled to such indemnification or advancement, absent (i) an intentional misstatement by the Board Member of a material fact, or an intentional omission of a material fact necessary to make the Board Member’s statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification or advancements under applicable federal and Delaware law; provided, however, that such period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto.

(d) Payment Upon Determination of Entitlement. If a determination is made pursuant to Section 1 or Section 2 (or is deemed to be made pursuant to paragraph (c) of this Section 3) that the Board Member is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Board Member shall be made within ten days after such determination (and, in the case of advancements of further Expenses, within ten days after submission of supporting information). If such payment is not made when due, the Board Member shall be entitled to an adjudication in a court of competent jurisdiction of the Board Member’s entitlement to such indemnification or advancements. The Board Member shall commence such proceeding seeking an adjudication within one year following the date on which he or she first has the right to commence such proceeding pursuant to this paragraph (d). In any such proceeding, the Fund shall be bound by the determination that the Board Member is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Board Member of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, or (ii) a prohibition of such indemnification or advancements under applicable federal and Delaware law.

(e) Appeal of Adverse Determination. If a determination is made that the Board Member is not entitled to indemnification or advancements, the Board Member shall be entitled to an adjudication of such matter in any court of competent jurisdiction. Alternatively, the Board Member, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Board Member shall commence such proceeding or arbitration within one year following the date on which the adverse determination is made. Any such judicial proceeding or arbitration shall be conducted in all respect as a de novo trial or arbitration on the merits, and the Board Member shall not be prejudiced by reason of such adverse determination.

(f) Expenses of Appeal. If the Board Member seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Board Member shall be entitled to recover from the Fund, and shall be indemnified by the Fund against, any and all Expenses actually and reasonably incurred by the Board Member in such judicial adjudication or arbitration, but only if the Board Member prevails therein. If it shall be determined in such judicial adjudication or arbitration that the Board Member is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Board Member in connection with such judicial adjudication or arbitration shall be prorated as the court or arbitrator determines to be appropriate.

(g) Validity of Agreement. In any judicial proceeding or arbitration commenced pursuant to this Section 3, the Fund shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Fund, and shall stipulate in any such court or before any such arbitrator that the Fund is bound by all the provisions of this Agreement.

4. General Provisions.

(a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of Expenses to, the Board Member set forth in this Agreement shall not be deemed exclusive of any other rights to which the Board Member may otherwise be entitled. Notwithstanding the previous sentence, the indemnification provided for in this Agreement is in lieu of, and not in addition to, the indemnification set forth in the Trust Instrument. The Fund shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Board Member has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(b) Continuation of Provisions. This Agreement shall be binding upon all successors of the Fund, including without limitation any transferee of all or substantially all assets of the Fund and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Board Member’s spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue until the later of (1) ten years after the Board Member has ceased to provide any service to the Fund, and (2) the final termination of all Proceedings in respect of which the Board Member has asserted, is entitled to assert, or has been granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Board Member pursuant to Section 3 relating thereto. Unless required by applicable federal or Delaware law, no amendment of the Trust Instrument or By-Laws of the Fund shall limit or eliminate the right of the Board Member to indemnification and advancement of Expenses set forth in this Agreement with respect to acts or omissions occurring prior to such amendment or repeal. In the event the Fund or any successor shall discontinue its operations within the term of this Agreement, adequate provision shall be made to honor the Fund’s obligations under this Agreement.

(c) Selection of Counsel. Counsel selected by the Board shall be entitled to assume the defense of any Proceeding for which the Board Member seeks indemnification or advancement of Expenses under this Agreement. However, counsel selected by the Board Member shall conduct the defense of the Board Member to the extent reasonably determined by such counsel to be necessary to protect the interests of the Board Member, and the Fund shall indemnify the Board Member therefor to the extent otherwise permitted under this Agreement, if (1) the Board Member reasonably determines that there may be a conflict in the Proceeding between the positions of the Board Member and the positions of the Fund or the other parties to the Proceeding that are indemnified by the Fund and not represented by separate counsel, or the Board Member otherwise reasonably concludes that representation of both the Board Member, the Fund and such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Board Member but neither the Fund nor any such other party and the Board Member reasonably withholds consent to being represented by counsel selected by the Fund. If the Board has not selected counsel to assume the defense of any such Proceeding for the Board Member within thirty days after receiving written notice thereof from the Board Member, the Fund shall be deemed to have waived any right it might otherwise have to assume such defense.

(d) D&O Insurance. For a period of at least six years after the Board Member has ceased to provide services to the Fund, the Fund shall purchase and maintain in effect, through “tail” or other appropriate coverage, one or more policies of insurance on behalf of the Board Member to the maximum extent of the coverage provided to the active members of the Board of Trustees of the Fund.

(e) Subrogation. In the event of any payment by the Fund pursuant to this Agreement, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Board Member, who shall, upon reasonable written request by the Fund and at the Fund’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Fund to enforce such rights. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Fund or the Board Member to proceed or collect against any insurers and to give such insurers any rights against the Fund under or with respect to this Agreement, including without limitation any right to be subrogated to the Board Member’s rights hereunder, unless otherwise expressly agreed to by the Fund in writing, and the obligation of such insurers to the Fund and the Board Member shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

(f) Notice of Proceedings. The Board Member shall promptly notify the Secretary of the Fund in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of expense pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Board Member’s rights or the Fund’s obligations under this Agreement.

(g) Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, (2) by nationally recognized overnight courier service or (3) by tested electronic means.

(h) Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Fund and the Board Member pertaining to the subject matter of indemnification, advancement of Expenses and insurance. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(j) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

       (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

(l) Applicable Law. This Agreement shall be governed by and construed and enforce in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

5. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Board” means the board of trustees of the Fund, excluding those members of the board of trustees who are not eligible under applicable federal or Delaware law to participate in making a particular determination pursuant to Section 3 of this Agreement; provided, however, that if no two members of the Board of Trustees are eligible to participate, Board shall mean Independent Counsel.

(b) “Disabling Conduct” shall be as defined in Section 1.

(c) “Expenses” shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a Proceeding.

(d) “Final termination of a Proceeding” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(e) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Fund or the Board Member in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Fund or the Board Member in an action to determine the Board Member’s rights pursuant to this Agreement, regardless of when the Board Member’s act or failure to act occurred.

(f) “Independent Board Member” shall mean a trustee of the Fund who is neither an “interested person” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor a party to the Proceeding with respect to which indemnification or advances are sought.

(g) “Liability shall be as defined in Section 1.

(h) “Proceeding” shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative, and shall also include any proceeding brought by the Board Member against the Fund.

(i) The Board Member’s “service to the Fund” shall include without limitation the Board Member’s service as a trustee, officer, employee, agent or representative of the Fund, and his or her service at the request of the Fund as a director, trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: June 5, 2023

CAPITAL GROUP CORE BALANCED ETF

a Delaware Statutory Trust

By: /s/ Michael R. Tom

Name: Michael R. Tom

Title: Secretary

Address for notices:

333 South Hope Street

Los Angeles, CA 90071-1406

/s/ Vanessa C. L. Chang

Name: Vanessa C. L. Chang

Address for notices:

11 West Terrace Drive

Houston, TX 77007-7040

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: June 5, 2023

Capital Group Core Balanced ETF

a Delaware Statutory Trust

By: /s/ Michael R. Tom

Name: Michael R. Tom

Title: Secretary

Address for notices:

333 South Hope Street

Los Angeles, CA 90071-1406

/s/ Jennifer C. Feikin

Name: Jennifer C. Feikin

Address for notices:

5379 Old Ranch Road

Park City, UT 84098

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: June 5, 2023

CAPITAL GROUP CORE BALANCED ETF

a Delaware Statutory Trust

By: /s/ Michael R. Tom

Name: Michael R. Tom

Title: Secretary

Address for notices:

333 South Hope Street

Los Angeles, CA 90071-1406

/s/ Pablo R. González Guajardo

Name: Pablo R. González Guajardo

Address for notices:

Kimberly-Clark de México, SAB de CV

Avenida Jaime Balmes #8, 9th Floor

Los Morales Polanco

11510 México, D.F.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: June 5, 2023

CAPITAL GROUP CORE BALANCED ETF

a Delaware Statutory Trust

By: /s/ Michael R. Tom

Name: Michael R. Tom

Title: Secretary

Address for notices:

333 South Hope Street

Los Angeles, CA 90071-1406

/s/ Leslie Stone Heisz

Name: Leslie Stone Heisz

Address for notices:

1300 Monaco Drive

Pacific Palisades, CA 90272

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: June 5, 2023

CAPITAL GROUP CORE BALANCED ETF

a Delaware Statutory Trust

By: /s/ Michael R. Tom

Name: Michael R. Tom

Title: Secretary

Address for notices:

333 South Hope Street

Los Angeles, CA 90071-1406

/s/ William D. Jones

Name: William D. Jones

Address for notices:

CityLink LLC

4142 Adams Avenue, Suite 103, Box 431

San Diego, CA 92116